                                                                      EXHIBIT 4
                     --FORM OF VARIABLE ANNUITY CONTRACT--

    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD CT - 06183
                                 A STOCK COMPANY


We are pleased to provide You the benefits of this annuity contract. Please read all attached forms carefully.

The contract is subject to the terms and conditions stated on the attached pages, all of which are a part of it. The contract is issued in consideration of the Purchase Payments.

                         RIGHT TO EXAMINE THIS CONTRACT

         If this contract is returned to Us at Our Office or to Our Agent to be canceled within ten days after its delivery to You, We will pay You the Cash Value determined as of the next Valuation Date after We receive the Written Request at Our Office, plus any Premium Tax charges or contract charges paid. After the contract is returned, it will be considered as never in effect.


                        Executed at Hartford, Connecticut

                                     [Sig]
                                    Chairman


This is a legal contract between You and Us. PLEASE READ YOUR CONTRACT
CAREFULLY.


                FLEXIBLE PREMIUM GROUP VARIABLE ANNUITY CONTRACT

                                  TAX QUALIFIED

            Elective Options                           Non-Participating


ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE UNDERLYING FUNDS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Specimen Registered Allocated Contract

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                                TABLE OF CONTENTS
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
Contract Specifications                                                 Page 2

Definitions                                                             Page 6

Purchase Payments                                                       Page 8

General Contract Provisions                                             Page 8

Valuation Information                                                   Page 9

Transfers Between Underlying Funds                                      Page 10

Transfers from Underlying Funds to Contracts not Issued by Us           Page 10

Transfers from Other Contracts Issued by Us                             Page 11

Transfers to Other Contracts Issued by Us                               Page 11

Transfers from Contracts not Issued by Us                               Page 11

Distributions from the Contract                                         Page 11

Contract Charges                                                        Page 11

Death Benefit Provisions                                                Page 12

Account Termination Provisions                                          Page 12

Contract Discontinuance Provisions                                      Page 12

Settlement Provisions                                                   Page 13


           Any Riders or Endorsements follow the Life Annuity Tables.

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                             CONTRACT SPECIFICATIONS
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
CONTRACT OWNER                      TRUSTEE OF THE X RETIREMENT PLAN

PLAN NAME                           THE X RETIREMENT PLAN

CONTRACT NUMBER                     SPECIMEN

CONTRACT DATE                       12/01/95
--------------------------------------------------------------------------------

PURCHASE PAYMENT/TERMINATION AMOUNTS
------------------------------------
Minimum Average Purchase Payment Amount:    $1,000 per Individual Account per Contract Year

Maximum Purchase Payment Amount:            $3,000,000 per contract without prior approval by Our Office

Termination Amount:                         $2,000 per Individual Account, $20,000 per contract


AMOUNTS DEDUCTED ON SURRENDER:

[Years since Purchase Payment               Percent of Purchase Payments
       was made                             (not previously surrendered)
-----------------------------               ----------------------------
         1 - 5                                       [5%]
         6 and thereafter                             0%

For the purpose of determining the amounts deducted on Surrender, distributions are processed against the Purchase Payments in the order in which they came into the contract on a First-In, First-Out (FIFO) basis, and then against earnings on those payments.]

[Contract Year                              Surrender Charge
--------------                              ----------------
         1                                           5%
         2                                           5%
         3                                           4%
         4                                           4%
         5                                           3%
         6                                           3%
         7                                           2%
         8                                           2%
         9 and thereafter                            0%

For the purpose of determining the amounts deducted on Surrender, the surrender charge is calculated as a percentage of the Cash Value being surrendered.]

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                             CONTRACT SPECIFICATIONS
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Allowable distributions prior to Contract Discontinuance not subject to amounts deducted on Surrender: retirement, Separation from Service, loans, hardship withdrawals (as defined by the Internal Revenue Code), death, disability (as defined by the Internal Revenue Code section 72 [m] [7]), minimum required distributions at age 70 1/2, return of Excess Plan Contributions, certain Plan expenses as mutually agreed upon, transfers to an employer stock fund, and annuitization under this contract to another contract issued by Us.

For distributions subject to amounts deducted on Surrender, the Cash Surrender Value of Your Account or an Individual Account will be paid to satisfy the requested distribution. For allowable distributions not subject to amounts deducted on Surrender, the Cash Value of Your Account or the Individual Account will be paid to satisfy the requested distribution.

 [Amounts deducted on Surrender will apply to allowable distributions made to highly compensated employees until after the fifth Contract Year.]

For contracts issued to tax deferred annuity plans, deferred compensation plans, or combined qualified plans/tax deferred annuity plans, after the first Contract Year and to the extent permitted under current law, You may take partial surrenders annually of up to 10% of the Cash Value in Your Account as of the first Valuation Date of any given Contract Year without imposition of amounts deducted on Surrender. Similarly, after the first Contract Year, Participants in such plans may take partial surrenders annually of up to 10% of the Cash Value in their Individual Accounts as of the first Valuation Date of any given Contract Year with out imposition of amounts deducted on Surrender.


SEMIANNUAL ACCOUNT CHARGE:        [$15.00]

This charge is assessed in June and December of each year.


UNDERLYING FUND TRANSFER CHARGE:    $0.00

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                             CONTRACT SPECIFICATIONS
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The Travelers Fund QP for Variable Annuities

UNDERLYING FUNDS
      Managed Assets Trust
      High Yield Bond Trust*
      Capital Appreciation Fund
American Odyssey Funds, Inc.
      American Odyssey Core Equity Fund
      American Odyssey Emerging Opportunities Fund
      American Odyssey International Equity Fund
      American Odyssey Long-Term Bond Fund*
      American Odyssey Intermediate-Term Bond Fund*
      American Odyssey Short-Term Bond Fund*
The Travelers Series Trust
      U.S. Government Securities Portfolio*
      Utilities Portfolio
      Social Awareness Stock Portfolio
Templeton Variable Products Series Fund
      Templeton Bond Fund*
      Templeton Stock Fund
      Templeton Asset Allocation Fund**
Variable Insurance Products Fund
      Fidelity's High Income Portfolio*
      Fidelity's Growth Portfolio
      Fidelity's Equity Income Portfolio
Variable Insurance Products Fund II
      Fidelity's Asset Manager Portfolio**
Dreyfus Stock Index Fund, Inc.
Smith Barney/Travelers Series Fund, Inc.
      Smith Barney Income & Growth Portfolio
      Alliance Growth Portfolio
      Smith Barney International Equity Portfolio
      Putnam Diversified Income Portfolio**
      Smith Barney High Income Portfolio*
      MFS Total Return Portfolio**
      Smith Barney Money Market Portfolio*

The annual Underlying Fund deduction is [1.30%] for all funds listed above. This equals a daily deduction of [.00003562] per fund.

The Assumed Daily Net Investment Factor is 1.000081 for all Underlying Funds.

The Underlying Funds marked with an asterisk (*) are considered Competing Funds, and are subject to transfer restrictions as described in the Fixed Account rider. Those marked with two asterisks (**) are not currently considered competing, but may be so in the future based on allowable changes in the fund's investment strategy. After the first Contract Year, transfers from the Fixed Account, either to the Underlying Funds or to contracts not issued by Us, as described in the Fixed Account rider, may not exceed 20% per Contract Year of the Cash Value in the Fixed Account valued on each Contract Year anniversary.

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                             CONTRACT SPECIFICATIONS
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GUARANTEED INTEREST PERIODS FOR THE FIXED ACCOUNT:

The initial interest rate for any Purchase Payment is declared each calendar [month] and is guaranteed for one year. Each Purchase Payment is placed in a "cell" for accounting purposes. At the end of the twelve month guarantee period, a renewal interest rate will be determined that will not be lower than the minimum interest rate guarantee of 3%. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.

[INTEREST RATE BONUS AMOUNT:        0.00%]

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                                   DEFINITIONS
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ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of this contract. An Accumulation Unit exists for each Underlying Fund. The value of this measure is called the Accumulation Unit Value.

ANNUITANT - The person on whose life the annuity payments are made.

ANNUITY - Payment of income for a stated period or amount.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments commence.

BENEFICIARY(IES) - The Beneficiary of this contract is the Plan trustee. Any Beneficiary designated by the Participant(s) or Annuitant(s) shall be maintained by You under the provisions of the Plan.

CASH SURRENDER VALUE - The Cash Value less any amounts deducted on Surrender shown on the Contract Specifications page and any applicable Premium Tax.

CASH VALUE - The value of the accumulation units in Your Account or an Individual Account less any reductions for administrative charges. Sometimes referred to as "Account Value."

COMPETING FUND - Any investment option under the Plan which, in Our opinion, consists primarily of fixed income securities and/or money market instruments. Competing Funds included in this contract are indicated on the Contract Specifications page.

CONTRACT DATE - The date shown on the Contract Specifications page on which the contract is issued.

CONTRACT DISCONTINUANCE - Termination of this contract by Us or by Your Written Request.

CONTRACT YEAR - The twelve month period beginning with the Contract Date or any anniversaries thereof. This may or may not coincide with the Plan year.

DUE PROOF OF DEATH - (i) A copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

EXCESS PLAN CONTRIBUTIONS - Plan contributions including excess deferrals, excess contributions, excess aggregate contributions, excess annual additions, and excess nondeductible contributions that require correction by the Plan Administrator.

FIXED ANNUITY - An Annuity with payments which remain fixed as to dollar amount throughout the payment period.

INDIVIDUAL ACCOUNT - Accumulation Units credited to a Participant or Beneficiary under this contract.

OUR OFFICE - The home office of the Travelers Insurance Company located at One Tower Square, Hartford, Connecticut 06183-XXXX. All correspondence concerning this contract should be sent to the attention of Annuity Services.

PARTICIPANT- An eligible person who is a member in the Plan.

PLAN - The Plan designated on the Contract Specifications page. We are not a party to the Plan. We do not assume the responsibilities of the Plan Administrator, nor are We bound by the terms of the Plan. All records pertaining to the Plan will be open for inspection by Us.

PLAN ADMINISTRATOR - The corporation or other entity so specified on the application or purchase order. If none is specified, the Plan trustee is the Plan Administrator.

PLAN TERMINATION - Termination of the Plan established by You, including partial Plan Termination. If the Plan is terminated, this contract will be discontinued.

PREMIUM TAX - The amount of tax, if any, charged by the state or municipality. We will deduct any applicable Premium Tax from the Cash Value either upon Surrender, annuitization, death, or at the time Purchase Payments are made, but no earlier than when We have a tax liability under state law.

PURCHASE PAYMENTS - Payments You and/or the Participants make to this contract.

SEPARATE ACCOUNT - The Separate Account shown on the Contract Specifications page which We established under Connecticut Insurance Laws and which purchases shares of the Underlying Funds for this class of contracts and certain other contracts.

SEPARATION FROM SERVICE - The termination or permanent severance of the Participant's employment with the employer for any reason that is a Separation from Service within the meaning of the Plan. However, termination of a Participant's employment with the employer as a result of the sale of all or part of the employer's business (including divisions or subsidiaries of the employer) will not be considered Separation from Service unless the Participant actually loses his/her job or is not immediately included in a pension or profit sharing plan of the successor employer.

SURRENDER - Funds distributed from the contract for retirement, Separation from Service, loans, hardship withdrawals, death, disability, return of Excess Plan Contributions, payment of certain plan expenses as mutually agreed upon, Contract Discontinuance, or transfers to other Plan funding vehicles which may or may not be subject to charges.

SURRENDER DATE - The date We receive Your Written Request for a Surrender.

UNDERLYING FUND - An open-ended diversified investment management company indicated on the Contract Specifications page which is an underlying investment for the Separate Account.

VALUATION DATE - The date on which the Separate Account is valued. The Separate Account is generally valued at the close of business on each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period between successive valuations.

VARIABLE ANNUITY - An Annuity with payments which vary with the net investment results of the Separate Account.

WE, OUR, US - The Travelers Insurance Company.

WRITTEN REQUEST - A written form satisfactory to Us and received at Our Office.

YOU, YOUR - The contract owner. The contract owner is the person or entity named as such on the Contract Specifications page.

YOUR ACCOUNT - Accumulation Units credited to You under this contract.

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                                PURCHASE PAYMENTS
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PURCHASE PAYMENT

The Purchase Payments are the payments You and/or the Participants make to this contract. An initial lump sum Purchase Payment must be made to the contract and is due and payable before the contract becomes effective. Each Purchase Payment is payable to Us at Our Office. The minimum Purchase Payment is shown on the Contract Specifications page. We reserve the right to limit the amount of the Purchase Payment which will be accepted.

Net Purchase Payments are that part of Your Purchase Payments applied to the contract. The net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENTS

The initial net Purchase Payment will be applied within two business days following its receipt in good order at Our Office. Any subsequent net Purchase Payments will be credited to Your Account using the Accumulation Unit Value determined after We receive those payments at Our Office. Each net Purchase Payment will be allocated to the Underlying Funds in the proportion specified by You for this contract. By Written Request, You may change Your choice of Underlying Funds or allocation percentages. The available Underlying Funds to which assets may be allocated are shown on the Contract Specifications page; funds may be subsequently added or deleted.

The net Purchase Payments will be allocated to an account established for You by Us. At Your direction, We will establish Individual Accounts for each Participant in Your Plan. We will deposit each Purchase Payment to the appropriate Individual Account as directed by You. At Your direction, We will satisfy distributions from these Individual Accounts and provide periodic reports as described in the "Required Reports" provision. If You so authorize by Written Request, Participants may change their choice of Underlying Funds or allocation percentages, but only for those Underlying Funds that You select as part of the Plan.

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                           GENERAL CONTRACT PROVISIONS
--------------------------------------------------------------------------------

OWNER

This contract belongs to You. You have sole power while the contract is in force to exercise any rights given in the contract. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Internal Revenue Code.

CREDITOR CLAIMS

No right or benefit of You, the Annuitant or Beneficiary under this contract shall be subject to the claims of creditors or any legal process other than to the extent permitted by law.

CONTROL OF THE CONTRACT

All rights in the contract rest with You, and You are entitled to all amounts held under this contract. You may elect to exercise any options allowed by the contract with respect to Your Account or an Individual Account. Elections made under the contract must be made by a Written Request, unless another manner is mutually agreed upon.

THE CONTRACT

The entire contract between You and Us consists of the contract and all attached pages.

CONTRACT CHANGES

The only way this contract may be changed is by a written endorsement signed by one of Our officers.

SUBSTITUTION OF UNDERLYING FUNDS

If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of this contract, We may substitute another Underlying Fund without Your consent. Substitutions may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

INCONTESTABILITY

We will not contest this contract from its Contract Date.

REQUIRED REPORTS

As often as required by law, but at least once in each Contract Year, We will furnish a report to You which will show the number of Accumulation Units credited to this contract in each Underlying Fund and the corresponding Accumulation Unit Values as of the date of the report.

VOTING RIGHTS

If required by federal law, You may have the right to vote at the meetings of the Shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the values or amounts paid under this contract.

NON-PARTICIPATING

This contract does not share in Our surplus earnings, so You will receive no dividends under it.

CONTRACT MODIFICATION

We reserve the right to modify this contract to qualify it under all related laws and regulations which are in effect during the term of this contract. We will obtain the approval of any regulatory authority needed for the modifications.

STATE LAWS

This contract is governed by the law of the state in which it is issued for delivery. We may, at any time, make any changes, including retroactive changes, in this contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which We or You are subject.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Underlying Funds is not reasonably practicable or it is not reasonably practicable to determine the value of the Underlying Funds' net assets; or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT

We will have exclusive and absolute ownership and control of the assets of the Separate Account. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such Separate Account shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

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                              VALUATION INFORMATION
--------------------------------------------------------------------------------

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Underlying Fund once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment allocated to each Underlying Fund by the corresponding Accumulation Unit Value.

ACCUMULATION UNIT VALUE

The initial value of an Accumulation Unit for each Underlying Fund is set at $1.000000. We determine the value of an Accumulation Unit on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Underlying Fund for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the previous Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of an Underlying Fund from one Valuation Period to the next. The net investment factor for an Underlying Fund for any Valuation Period is equal to the sum of 1.000000 plus the net investment rate.

Each Underlying Fund's net investment rate for a Valuation Period is equal to the gross investment rate for that Underlying Fund less the applicable Underlying Fund deduction for the Valuation Period.

Underlying Fund deductions are shown on the Contract Specifications page.

The gross investment rate of an Underlying Fund for a Valuation Period is equal to (1) divided by (2) where

 (1) is:
      (a) investment income; plus
      (b) capital gains and losses, whether realized or unrealized; less
      (c) a deduction for any expenses levied against the Separate Account and its Underlying Funds; and

 (2) is the amount of the net assets at the beginning of the Valuation Period.

The gross investment rate for an Underlying Fund may be either positive or negative. Underlying Fund assets are based on the net assets held by the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

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                       TRANSFERS BETWEEN UNDERLYING FUNDS
--------------------------------------------------------------------------------

You may transfer all or any part of Your Account's Cash Value, subject to the restrictions of the Fixed Account as noted in the Fixed Account rider, if applicable, from one Underlying Fund to any other Underlying Fund shown on the Contract Specifications page. If You so authorize, Participants may transfer all or any part of their Individual Account's Cash Value from one Underlying Fund to any other Underlying Fund shown on the Contract Specifications page at any time up to 30 days before the due date of the first Annuity payment, subject to the restrictions of the Fixed Account as noted in the Fixed Account Rider, if applicable.

We reserve the right to limit the number of transfers in an account between Underlying Funds. We will not limit transfers to less than one in any six month period.

Transfers between Underlying Funds will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Underlying Fund. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Underlying Funds involved as of the next Valuation Date after We receive notification of request for transfer. Transfers will be subject to any applicable Underlying Fund Transfer Charge stated on the Contract Specifications page.

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          TRANSFERS FROM UNDERLYING FUNDS TO CONTRACTS NOT ISSUED BY US
--------------------------------------------------------------------------------

You may transfer all or any part of Your Account's Cash Surrender Value, subject to the restrictions of the Fixed Account as noted in the Fixed Account rider, if applicable, from any Underlying Fund to any contract not issued by Us. Such transfers may be subject to amounts deducted on Surrender as shown on the Contract Specifications page. If You so authorize, Participants may transfer all or any part of their Individual Account's Cash Surrender Value from one Underlying Fund to any contract not issued by Us, subject to the restrictions of the Fixed Account as noted in the Fixed Account rider, if applicable.

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                   TRANSFERS FROM OTHER CONTRACTS ISSUED BY US
--------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You in another group annuity contract issued by Us to this contract without applying deferred sales charges or surrender charges to the funds being transferred. Once the transfer is complete and We have established an account for You at Your direction, new amounts deducted on Surrender may apply to this contract as shown on the Contract Specifications page.

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                    TRANSFERS TO OTHER CONTRACTS ISSUED BY US
--------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You for a Participant in this contract to another contract issued by Us without applying the amounts deducted on Surrender shown on the Contract Specifications page to the funds being transferred. Once the transfer is complete and We have established a new account for the Participant at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.

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                    TRANSFERS FROM CONTRACTS NOT ISSUED BY US
--------------------------------------------------------------------------------

Under specific conditions, when authorized by state insurance law, We may credit a Plan up to 4% of the amount transferred to Us from another investment vehicle as reimbursement to the Plan for any exit penalty assessed by the other investment vehicle provider. We will recover this credit through reduced compensation paid to the servicing agent or broker.


--------------------------------------------------------------------------------
                         DISTRIBUTIONS FROM THE CONTRACT
--------------------------------------------------------------------------------

DISTRIBUTION FROM ONE ACCOUNT TO ANOTHER ACCOUNT

You may, as provided in the Plan, distribute Cash Value from Your Account to one or more Individual Accounts. You also may, as required and provided by the Plan, move Cash Value from any or all Individual Accounts to Your Account.

CASH SURRENDER

The Cash Surrender Value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the Cash Surrender Value in the Underlying Funds for a period of not more than seven days after We receive the request. The payment of the Cash Surrender Value of the Fixed Account, if applicable, may be delayed as described in the Fixed Account rider.
--------------------------------------------------------------------------------
                                CONTRACT CHARGES
--------------------------------------------------------------------------------

SEMIANNUAL ACCOUNT CHARGE

A fee for administrative expenses relating to the contract known as the Semiannual Account Charge will be assessed on each Participant's Individual Account as shown on the Contract Specifications page.

We will apply this Semiannual Account Charge for each Participant's Individual Account on a pro rata basis based on the Accumulation Units from all Underlying Funds in which the Individual Account has Cash Value. We will apply the charge on a pro rata basis if the Individual Account has been in effect for less than a full period on the date a Semiannual Account Charge is applied. This charge will also be prorated upon Surrender of the Individual Account.

AMOUNTS DEDUCTED ON SURRENDER

The applicable amounts deducted on Surrender are shown on the Contract Specifications page. These amounts may be reduced or eliminated to the extent that We anticipate lower sales expenses or perform fewer sales services due to:

         1.    the size of the group participating in the contract;
         2.    an existing relationship to the contract owner;
         3.    use of mass enrollment procedures, or;
         4. performance of sales functions by a third party, which We would otherwise perform.

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                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

A death benefit is payable in a single sum to the Beneficiary upon the death of a Participant before the Annuity Commencement Date. A death benefit is also payable under those Annuity Options which provide for death benefits. We will pay the Beneficiary the death benefit as described below upon receiving Due Proof of Death. We must be notified of a Participant's death no later than six months from the Participant's date of death in order for the Beneficiary to receive the death proceeds as described below. If notification is received more than six months after the Participant's death, the Beneficiary will receive death proceeds equal to the Cash Value of the Participant's Individual Account as of the date We receive Due Proof of Death. At Your Written Request, We will pay the death benefit to the Participant's beneficiary.

DEATH PROCEEDS PRIOR TO THE ANNUITY COMMENCEMENT DATE

If the Participant dies before age 75 and before the Annuity Commencement Date, We will pay the Beneficiary the greater of a) or b) below, less any applicable Premium Tax and prior surrenders not previously deducted as of the date We receive Due Proof of Death:

         a) the Cash Value of the Participant's Individual Account; or
         b) the total Purchase Payments under that Participant's Individual Account.

If the Participant dies on or after age 75 and before the Annuity Commencement Date, We will pay the Beneficiary the Cash Value of the Participant's Individual Account, less any applicable Premium Tax as of the date We receive Due Proof of Death.

DEATH PROCEEDS AFTER THE ANNUITY COMMENCEMENT DATE

If the Annuitant dies on or after the Annuity Commencement Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

--------------------------------------------------------------------------------
                         ACCOUNT TERMINATION PROVISIONS
--------------------------------------------------------------------------------

TERMINATION AMOUNT

If the Cash Value in a Participant's Individual Account is less than the Termination Amount stated on the Contract Specifications page, We reserve the right to terminate that Account and move the Cash Value of that Participant's Individual Account to Your Account.

Any Cash Value to which a terminating Participant is not entitled under the Plan will be moved to Your Account at Your direction.

--------------------------------------------------------------------------------
                       CONTRACT DISCONTINUANCE PROVISIONS
--------------------------------------------------------------------------------

You may discontinue this contract by Written Request at any time for any reason.

We reserve the right to discontinue this contract if:

         a) the Cash Value of the contract is less than the Termination Amount shown on the Contract Specifications page; or

         b) We determine within Our sole discretion and judgment that the Plan or administration of the Plan is not in conformity with applicable law; or

         c)    We receive notice that is satisfactory to Us of Plan Termination.

If We discontinue this contract or We receive Your Written Request to discontinue the contract, We will, in Our sole discretion and judgment:

         a)    accept no further payments for this contract; and

         b) pay You the Cash Surrender Value of the Underlying Funds within 7 days of the date of Our Written Notice to You, or distribute the Cash Surrender Value of each Participant's Individual Account as described in the Settlement Provisions section at Your direction; and

         c) pay You the Cash Surrender Value of the Fixed Account, if applicable, as described in the Fixed Account rider.

If this contract is discontinued, We will distribute the Cash Surrender Value to You no later than 7 days following Our mailing the written notice of discontinuance to You at the most current address available on Our records. Discontinuance of this contract will not affect payments We are making under any Annuity options which began before the date of discontinuance.

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is the date on which We will begin paying to the Annuitant the first of a series of Annuity payments in accordance with the Annuity option elected by You. Annuity payments will begin under this contract on the Annuity Commencement Date unless the contract has been discontinued or the proceeds have been paid to the Participant or Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Annuity Commencement Date is specified, the automatic Annuity Commencement Date will be the date the Participant reaches age 70.

Additionally, at least 30 days before the original Annuity Commencement Date, You may change the Annuity Commencement Date by Written Request to any time prior to the Participant's 70th birthday or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Annuity Commencement Date, or other agreed upon date, any amount distributed from the contract may be applied to any one of the Annuity option described below.

Election of any of these options must be made by Written Request to Our Office at least 30 days prior to the date such election is to become effective. The form of such Annuity option shall be determined by You. The following information must be provided with any such request:

         a) the Participant's name, address, date of birth, social security number; and

         b)    the Annuity option which is to be purchased; and

         c)    the date the Annuity option payments are to begin; and

         d) if the form of the Annuity provides a death benefit in the event of the Participant's death, the name, relationship and address of the beneficiary as designated by You; and

         e)    any other data that We may require.

The beneficiary, as specified in item (d) above, may be changed by You or the Annuitant as long as We are notified by Written Request while the Annuitant is alive. If the beneficiary designation is irrevocable, such designation cannot be changed or revoked without the consent of the beneficiary. After We receive the Written Request and the written consent of the beneficiary (if required), the new beneficiary designation will take effect as of the date the notice is signed. We have no further responsibility for any payment We made before the Written Request.

MINIMUM AMOUNTS

The minimum amount that can be placed under an Annuity option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to make payments at less frequent intervals.

MISSTATEMENT

If an Annuitant's sex or age was misstated, all benefits of this contract are what the Cash Surrender Value would have purchased on the date of issue at the correct sex and age.

RETIRED LIFE CERTIFICATE

We will issue to each person to whom Annuity benefits are being paid under this contract a certificate setting forth a statement in substance of the benefits to which such person is entitled under this contract.

ALLOCATION OF AN ANNUITY

At the time election of one of the Annuity options is made, You may further elect to have the Participant's Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity, or a combination of both.

If no election is made to the contrary, the value of an Underlying Fund will provide an Annuity which varies with the investment experience of that same Underlying Fund. You or the Participant, if You so authorize, may elect to transfer Cash Value from one Underlying Fund to another, as described in the provision "Transfers Between Underlying Funds," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments have begun, no further transfers are allowed.

VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT

The LIFE ANNUITY TABLES are used to determine the first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Cash Surrender Value of an Individual Account as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE

The initial value of an Annuity Unit for each Underlying Fund was set at $1.000000. On any Valuation Date, the Annuity Unit Value for an Underlying Fund equals the Underlying Fund Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Underlying Fund for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the Contract Specifications page.

The value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the previous Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to the Annuitant's Individual Account in each Underlying Fund by dividing the basic first monthly Annuity payment attributable to that Underlying Fund by the Underlying Fund's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of any or all payments made to an Annuitant after the first payment may change from month to month based on the net investment results of the Underlying Fund(s). The total amount of each Annuity payment made to an Annuitant will be equal to the sum of the payments in each Underlying Fund allocated to that Annuitant's Individual Account.

The actual amount of the payments made to an Annuitant in each Underlying Fund is found by multiplying the number of Annuity Units credited to the Annuitant's Individual Account in that Underlying Fund by the Annuity Unit Value of the Underlying Fund as of the date 14 days prior to the date on which the payment is due.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above the in the "Amount of First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period.

BETTERMENT OF RATES

Any Annuity option purchased with respect to an amount equal to the Participant's Cash Surrender Value as determined at the time of its commencement shall not be less than that which would be provided by the application of such amount to purchase a single premium immediate annuity offered by Us at that time for the same class of contracts. If it would produce a larger payment, We agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Annuity Commencement Date.

ANNUITY OPTIONS

Subject to conditions stated in ELECTIONS OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Cash Value of this contract may be paid to the Annuitant under one or more of the options below.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180, OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based and under the conditions stated below.

If at the death of the Annuitant, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly Annuity payments based upon the joint lifetime of two persons selected: first to the Annuitant, and upon his/her death, to the survivor.

No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make monthly Annuity payments to the Annuitant during the joint lifetime of two persons selected. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 5. FIXED PAYMENTS FOR A FIXED PERIOD OF 120, 180, OR 240 MONTHS

We will make monthly payments for the period selected. If at the death of the Annuitant, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated beneficiary during the remainder of the period.

OPTION 6. OTHER ANNUITY OPTIONS

We will make other arrangements for Annuity payments as may be mutually agreed upon by You and Us.

                               FIXED ACCOUNT RIDER


This rider is made part of the basic contract to which it is attached. The date of issue of the rider is the same as that of the basic contract unless a different date is shown on the Contract Specifications page. Except as provided in this rider, the Fixed Account is treated the same as an Underlying Fund.

When You, or the Participant if You so authorize, direct Us to do so, We will apply all or any part of a Participant's Purchase Payments to the Fixed Account.

--------------------------------------------------------------------------------
                                PURCHASE PAYMENTS
--------------------------------------------------------------------------------

The Purchase Payments are the payments You and/or the Participants make for allocation to this rider. No purchase payment after the first is required to keep the Fixed Account in effect, as long as the basic contract is in effect.

We will apply the allocation of the first net Purchase Payment paid for the Fixed Account to provide Accumulation Units to the credit of the Fixed Account as of the day the Purchase Payment is received in good order at Our Office. We will apply any allocation of the net Purchase Payments after the first net Purchase Payment to the Fixed Account as of the day We receive it at Our Office.

--------------------------------------------------------------------------------
                              VALUATION INFORMATION
--------------------------------------------------------------------------------

For the purpose of this rider, for the Fixed Account only, the VALUATION INFORMATION section of the basic contract is amended by deleting the following provisions:
      1. "Number of Accumulation Units;"
      2. "Accumulation Unit Value;" and
      3. "Net Investment Factor;"
and the following provisions are added.

NUMBER OF ACCUMULATION UNITS

We will determine the number of Accumulation Units to be credited to the Fixed Account on payment of Purchase Payments to this rider by dividing the net Purchase Payment for this rider by the then dollar value of one Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE

We will determine the value of an Accumulation Unit for the Fixed Account on any day by multiplying:
      a) the value on the immediately preceding date; by
      b) the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR

The net interest factor for a day is:
      1. the assured Net Interest Rate which is equivalent to an annual interest rate of 3%, plus
      2. any interest in excess of the assured Net Interest Rate (3%) credited at Our discretion, plus
      3. 1.000000.

--------------------------------------------------------------------------------
                     INTEREST CREDITED TO THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Interest will be compounded and credited to the Fixed Account at a daily rate equivalent to the effective annual interest rate as determined by Us. The rate will never be less than the Net Interest Rate of 3%. Additional amounts may be credited by Us for the guaranteed interest periods shown on the Contract Specifications page.

From time to time, We may offer customers of certain broker dealers special guaranteed interest rates and negotiated commissions.

--------------------------------------------------------------------------------
          TRANSFERS BETWEEN THE UNDERLYING FUNDS AND THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Amounts may generally be transferred from the Underlying Funds to the Fixed Account at any time. Amounts may be transferred from the Fixed Account to the Underlying Funds as described on the Contract Specifications page. No transfers will be allowed between the Fixed Account and any Competing Fund in the Plan. Amounts previously transferred from the Fixed Account to the Underlying Funds may not be transferred back to the Fixed Account or any Competing Fund for a period of at least 3 months from the date of transfer. We reserve the right to limit the number of transfers and percentage of Cash Value, as shown on the Contract Specifications page, to be transferred from the Fixed Account to the Underlying Funds and to contracts not issued by Us. We will not limit the number of these transfers to less that one in any six month period.

--------------------------------------------------------------------------------
       TRANSFERS BETWEEN CONTRACTS NOT ISSUED BY US AND THE FIXED ACCOUNT
--------------------------------------------------------------------------------

At Your Written Request, We will make available the Cash Surrender Value of the Fixed Account for transfer to contracts not issued by Us, subject to the restrictions on the Contract Specifications page.

--------------------------------------------------------------------------------
      TRANSFERS BETWEEN OTHER CONTRACTS ISSUED BY US AND THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You in another group annuity contract issued by Us to the Fixed Account without applying deferred sales charges or surrender charges to the funds being transferred. Once the transfer is complete and We have established an account for You at Your direction, new amounts deducted on Surrender may apply to the Fixed Account as shown on the Contract Specifications page.

We may also allow You, under specific conditions, to transfer funds held by You for a Participant in the Fixed Account to another contract issued by Us without applying the amounts deducted on Surrender shown on the Contract Specifications page to the funds being transferred. Once the transfer is complete and We have established a new account for the Participant at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.

--------------------------------------------------------------------------------
                       DISTRIBUTION FROM THE FIXED ACCOUNT
--------------------------------------------------------------------------------

ALLOWABLE DISTRIBUTIONS

You may request allowable distributions shown on the Contract Specifications page from the Fixed Account at any time. Upon receipt of Your Written Request, We will pay You the Cash Value of the Fixed Account as applicable for those allowable distributions.

SURRENDER FROM FIXED ACCOUNT CELLS

For the purpose of processing distributions from the Fixed Account, withdrawals are taken from the most recent "cell" first, and each subsequent cell is accessed for distributions in descending order on a Last-In, First-Out (LIFO) basis.

The Cash Surrender Value will be determined as of the next valuation following receipt of Your Written Request. We may defer payment of the Cash Surrender Value in the Fixed Account for up to six months from the date of the Written Request. If a payment is deferred more than 30 days from the date the request is received, We will pay interest of 3% on the amount deferred.

--------------------------------------------------------------------------------
                                CONTRACT CHARGES
--------------------------------------------------------------------------------

No Semiannual Account Charge is applicable to the Fixed Account.

AMOUNTS DEDUCTED ON SURRENDER

The applicable amounts deducted on Surrender are shown on the Contract Specifications page. These amounts may be reduced or eliminated to the extent that We anticipate lower sales expenses or perform fewer sales services due to:

         1.    the size of the group participating in the contract;
         2.    an existing relationship to the contract owner;
         3.    use of mass enrollment procedures, or;
         4. performance of sales functions by a third party, which We would otherwise perform.

--------------------------------------------------------------------------------
                       CONTRACT DISCONTINUANCE PROVISIONS
--------------------------------------------------------------------------------

If the contract is discontinued, this rider will also be discontinued, and no further Purchase Payments or transfers will be allowed.

On the date We receive Your Written Request to discontinue the contract, or within 31 days after We notify You in writing of Our intent to discontinue the contract, all Cash Values in the Individual Accounts will be transferred to Your Account. Any amounts transferred from the Fixed Account to the Underlying Funds during the previous 30 days from the date of discontinuance will be transferred back to the Fixed Account. If these amounts are not available in the Individual Accounts, the equivalent Cash Values will be transferred from Your Account.

If the contract is discontinued because of Plan Termination and the Plan certifies to Us that the Plan Termination is the result of the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions in accordance with the Plan relating to Plan Termination. Distribution may be in the form of cash payments, Annuity options, or deferred annuities. This provision does not apply to 457 Deferred Compensation plans.

If the Plan is terminated or the contract discontinued for any other reason, then upon discontinuance of this contract, We will determine the Market Adjusted Value of the Fixed Account. The Market Adjusted Value is the current value as of the date of discontinuance and reflects the relationship between the rate of interest credited to funds on deposit under the Fixed Account at the time of discontinuance and the rate of interest credited on new deposits for this class of contracts at the time of discontinuance. The Market Adjusted Value may be greater than or less than the Cash Value of the Fixed Account.

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You Your choice of:

         a) the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance; or

         b) the Cash Surrender Value of the Fixed Account in installments over a 5 year period. The amounts deducted on Surrender, if any, are determined as of the date of discontinuance and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate not less than 3%. The first payment will be made no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You Your choice of:

         a) the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance; or

         b) the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate not less than 3%. The first payment will be made no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.



THE TRAVELERS INSURANCE COMPANY





Chairman